Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

FIRST QUARTER EARNINGS

DALLAS, TX (July 28, 2011) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2012 ended June 30, 2011. Notable items for the quarter include:

•	Revenues of $119.8 million

•	Earnings per diluted share of $0.07

•	Net earnings of $3.1 million

Industry demand for building materials and construction products remains weak and we continue to “right-size” our operations to respond to these lower levels of construction activity. Revenues decreased from the prior year primarily due to lower sales volumes across all of our major businesses.

Cement, Concrete and Aggregates

Cement revenues for the first quarter, including joint venture and intersegment revenues, totaled $60.1 million, 4% less than the same quarter last year. Operating earnings from Cement for the first quarter were $8.8 million, a 36% decline from the same quarter a year ago. Lower cement sales volumes and higher maintenance costs associated with scheduled maintenance at our Texas cement facility were the primary drivers of the quarterly earnings decline. Cement sales volumes for the quarter were 674,000 tons, 4% lower than the same quarter a year ago. The average net sales price for this quarter was $81.25 per ton, about flat with the same quarter last year.

Concrete and Aggregates reported an operating loss of $0.2 million for the first quarter, down from the $0.3 million operating profit for the same quarter a year ago, primarily due to lower aggregates sales volumes and net sales prices slightly offset by improved concrete volumes.

Revenues from Concrete and Aggregates were $11.8 million for the quarter, 5% greater than the same quarter a year ago. Concrete sales volume increased 16% from the same quarter a year ago to 136,000 cubic yards. Concrete average net sales price for the quarter of $61.04 per cubic yard was 5% less than the same quarter a year ago. Aggregates sales volumes of 612,000 tons for this quarter were 2% less than the sales volume for the same quarter a year ago. Aggregates average net sales price for the quarter was $5.88, down 3% compared to last year’s first quarter.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard’s first quarter operating earnings of $4.3 million were down 53% over the same quarter last year. Lower Gypsum Wallboard net sales prices and sales volumes were the primary driver of the quarterly earnings decline.

Gypsum Wallboard and Paperboard revenues for the first quarter totaled $70.3 million, a 9% decrease from the same quarter a year ago. The revenue decline reflects lower Gypsum Wallboard and Paperboard sales volumes and lower average Gypsum Wallboard net sales prices slightly offset by higher Paperboard net sales prices. The average Gypsum Wallboard net sales price this quarter was $90.03 per MSF, 8% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 412 million square feet (MMSF) represents a 9% decline from the same quarter last year. The average Paperboard net sales price this quarter was $505.61 per ton, 5% higher than the same quarter a year ago. Paperboard sales volume for the quarter was 57,000 tons, 3% lower than the same quarter a year ago.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The Company is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 2:00 p.m. Eastern Standard Time (1:00 p.m. Central Standard Time) on Thursday, July 28, 2011. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011. This report is filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Summary of Consolidated Earnings

Attachment 2 Revenues and Earnings by Lines of Business (Quarter)

Attachment 3 Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4 Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2011	2010

Revenues	$119,807	$130,794

Cost of Goods Sold	112,434	114,363

Gross Profit	7,373	16,431

Equity in Earnings of Unconsolidated JV	5,448	6,512

Other Operating (Expense) Income	(79)	717

Operating Earnings	12,742	23,660

Corporate General and Administrative Expense	(4,118)	(3,703)

Earnings before Interest and Income Taxes	8,624	19,957

Interest Expense, Net	(4,585)	(5,290)

Earnings before Income Taxes	4,039	14,667

Income Tax Expense	(982)	(4,140)

Net Earnings	$3,057	$10,527

EARNINGS PER SHARE
Basic	$0.07	$0.24

Diluted	$0.07	$0.24

AVERAGE SHARES OUTSTANDING
Basic	44,180,039	43,832,372

Diluted	44,709,262	44,222,884

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2011	2010
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$51,342	$58,200
Gypsum Paperboard	18,994	18,761

	70,336	76,961
Cement (Wholly Owned)	37,711	42,630

Concrete and Aggregates	11,760	11,203

Total	$119,807	$130,794

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$1,238	$5,201
Gypsum Paperboard	3,030	3,794

	4,268	8,995
Cement:
Wholly Owned	3,340	7,121
Joint Venture	5,448	6,512

	8,788	13,633
Concrete and Aggregates	(235)	315

Other, net	(79)	717

Total Operating Earnings	12,742	23,660

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2011	2010	Change

Gypsum Wallboard (MMSF’s)	412	454	-9%

Paperboard (M Tons):
Internal	17	19	-11%
External	40	40	0%

	57	59	-3%
Cement (M Tons):
Wholly Owned	449	498	-10%
Joint Venture	225	204	+10%

	674	702	-4%
Concrete (M Cubic Yards)	136	117	+16%

Aggregates (M Tons)	612	627	-2%

	Average Net Sales Price *
	Quarter Ended June 30,
	2011	2010	Change

Gypsum Wallboard (MSF)	$90.03	$98.15	-8%
Paperboard (Ton)	$505.61	$481.47	+5%
Cement (Ton)	$81.25	$81.39	0%
Concrete (Cubic Yard)	$61.04	$63.99	-5%
Aggregates (Ton)	$5.88	$6.05	-3%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues ($ in thousands)
	Quarter Ended June 30,
	2011	2010

Intersegment Revenues:
Cement	$1,039	$992
Paperboard	9,682	9,963
Concrete and Aggregates	140	120

	$10,861	$11,075

Cement Revenues:
Wholly Owned	$37,711	$42,630
Joint Venture	21,394	18,840

	$59,105	$61,470

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31,
	2011	2010	2011*
ASSETS
Current Assets –
Cash and Cash Equivalents	$3,478	$2,997	$1,874
Accounts and Notes Receivable, net	54,192	53,574	43,855
Inventories	114,124	106,505	115,237
Federal Income Tax Receivable	5,374	—	9,088
Prepaid and Other Assets	3,836	3,508	4,572

Total Current Assets	181,004	166,584	174,626

Property, Plant and Equipment –	1,119,346	1,103,616	1,112,058
Less: Accumulated Depreciation	(524,143)	(480,198)	(512,228)

Property, Plant and Equipment, net	595,203	623,418	599,830
Investments in Joint Venture	34,109	33,190	33,661
Notes Receivable	5,139	10,201	5,326
Goodwill and Intangibles	151,380	152,016	151,539
Other Assets	18,376	23,480	17,828

	$985,211	$1,008,889	$982,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$31,472	$27,381	$30,339
Federal Income Taxes Payable	—	6,982	—
Accrued Liabilities	33,388	35,270	40,011
Current Portion of Bank Credit Facility	—	10,000	—

Total Current Liabilities	64,860	79,633	70,350

Long-term Liabilities	37,905	68,726	37,807
Bank Credit Facility	11,000	—	2,000
Senior Notes	285,000	285,000	285,000
Deferred Income Taxes	127,689	122,424	128,089
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 44,906,232; 44,158,078 and 44,447,428 Shares, respectively.	449	442	444

Capital in Excess of Par Value	25,439	16,352	24,859
Accumulated Other Comprehensive Losses	(2,893)	(3,518)	(2,893)
Retained Earnings	435,762	439,830	437,154

Total Stockholders’ Equity	458,757	453,106	459,564

	$985,211	$1,008,889	$982,810

*	From audited financial statements.